UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) September 15,
                              2005


                    American Water Star, Inc.
     (Exact name of registrant as specified in its charter)


       Nevada               001-32220            87 - 0636498

   (State or other       (Commission File       (IRS Employer
   jurisdiction of           Number)         Identification No.)
   incorporation)


       4560 SOUTH DECATUR BOULEVARD                 89103
                 SUITE 301
             LAS VEGAS, NEVADA

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (702) 740-7036

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Event that Accelerates a Direct Financial Obligation

     On October 26, 2004, American Water Star, Inc. and certain of its subsidiaries (the "Company") entered into a secured credit facility with Laurus Master Fund, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which Laurus loaned the Company $5,000,000 in exchange for the issuance to it of a Secured Convertible Term Note in such amount ("First Note"). In connection with the First Note, the Company and Laurus entered into various other agreements providing for the purchase and sale of the First Note, for the security and guaranty of the Company's performance thereunder, and for registration rights upon conversion of the First Note into common stock (the "October 2004 Documents"). The foregoing transaction, and each of the October 2004 Documents, are fully described and attached to the Form 8-K filed by the Company on November 3, 2004.

     On July 22, 2005, the Company and Laurus entered into a Forbearance Agreement, dated July 22, 2005 (the "Forbearance Agreement"). Prior to entry into the Forbearance Agreement, the Company had defaulted under various provisions of the October 2004 Documents. Pursuant to the Forbearance Agreement, Laurus agreed to forbear from taking action on existing defaults under the October 2004 Documents until October 26, 2007, provided that the Company did not default under its obligations under the Forbearance Agreement. In consideration of Laurus's forbearance, the Company issued to it a Secured Convertible Term Note in the principal amount of $1,286,098.61, representing the aggregate accrued interest and fees owed by the Company to Laurus as of July 31, 2005 (the "Second Note"), which is in addition to the First Note in accordance with its terms. In connection with the Forbearance Agreement and the Second Note, the Company, certain of its subsidiaries, and Laurus entered into various other agreements providing for additional security and the guaranty of the Company's performance under the October 2004 Documents, the Forbearance Agreement and the Second Note (the "July 2005 Documents"; and together with the "October 2004 Documents, the "Transaction Documents"). The foregoing transaction, and each of the July 2005 Documents, are fully described and attached to the Form 8-K filed by the Company on August 10, 2005.

     By letter September 14, 2004 (delivered September 15, 2005), Laurus notified the Company that certain Events of Default occurred under the Second Note. As a result, Laurus has demanded that the Company pay to it, no later than 2 p.m. on or before September 21, 2005, the amount of $207,458.53, representing amounts claimed to be past due. Absent compliance with its demand, Laurus has indicated that it will seek to accelerate all obligations under the Transaction Documents (including, without limitation, the enforcement of any rights, remedies, liens and security interests) and take such actions under applicable law as it deems necessary to protect its interests and enforce its rights.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:     September 20, 2005


                                   AMERICAN WATER STAR, INC.


                                   By:_/s/ Roger Mohlman
                                   Name:   Roger Mohlman
                                   Title:  President and Chief
                                           Executive Officer